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                                                                   EXHIBIT 10.24



March 21, 1997



Mr. Jack Stiffler
34 Lake Shore Drive
Hopkinton, MA   01748

Dear Jack:

As we discussed last week, I have informed the Board of Directors of your impending retirement. I also discussed our mutual desire to continue some relationship in which we can utilize your unique knowledge to further the development and market opportunities of the Fulcrum technology. The Board has approved the following terms, which you and I had discussed earlier:

Upon your retirement on March 29, 1997, the Company has agreed to hire you back as a part-time consultant at the rate of $50,000 for a one-year period. This contract may be renewed by mutual agreement at the end of each year. If, at the end of the first year, you are willing to extend the contract but Sequoia is not, then a "contract termination" payment will be paid by Sequoia in the amount of $25,000. While the contract remains in effect, you will provide Sequoia with technical and marketing assistance totaling no more than 500 hours during the one-year period and no more than 50 hours during any one month. A rate for additional hours will be negotiated if required.

As an administrative convenience to both you and the Company, you will be considered a "contract" employee, and as such your pay will be subject to normal withholding of income and FICA taxes. This arrangement will require the Company to pay the matching FICA tax and will eliminate the need for you to pay any Federal Self-Employment Tax.

Since you will still be considered an employee of the Company, all of your stock options will continue to vest, and those options which have already vested need not be exercised until the consulting relationship ends or the options expire, according to the terms of the applicable Option Plan.

This employee status will also allow you to continue full participation in the 401K plan. You will not be eligible for benefits such as health, life insurance, disability insurance, or for vacation, sick, or holiday pay. You will be eligible for COBRA coverage if you so elect.

While you continue as a consultant, your office and telephone will continue to be available for your use, and your access to the Sequoia facility will be unchanged.
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Mr. Jack Stiffler
March 21, 1997
Page 2


Your acceptance of the terms of this agreement will be indicated by your signature below. I hope that you find your other interests and projects rewarding.

Best regards,





Michael Stewart
President and CEO

JMS:dbc



Agreed and Accepted: _____________________________     March  ____, 1997
                           Jack Stiffler